Exhibit 99.1

Fortune Brands Reports Third Quarter Results

DEERFIELD, Ill.--(BUSINESS WIRE)--October 28, 2010--Fortune Brands, Inc. (NYSE: FO):

  Quarter In Line with Company’s Expectations
  Company Reaffirms Full-Year Earnings Target and Raises Target for Free Cash Flow
  Strategic Investments Delivering Results
  New Products and New Business Wins Enhance Performance and Future Prospects

Fortune Brands, Inc. [NYSE: FO], the company behind leading consumer brands including Jim Beam, Titleist and Moen, today reported results for the third quarter of 2010. The company also reaffirmed its full-year earnings target range of $2.60-2.90 in diluted EPS before charges/gains versus $2.43 in 2009, and increased its 2010 free cash flow target range to $625-700 million, up from $525-600 million.

As anticipated, due to the expiration of the U.S. homebuyer tax credit as well as the timing of spirits orders, results reflected pull-forward in demand that benefited the second quarter at the expense of the third quarter. Accordingly, net sales were up slightly for the quarter and are up 7% for the first nine months of 2010. Operating income was off 14% in the quarter and is up 33% year to date. For the quarter, diluted earnings per share were $0.66 and diluted EPS before charges/gains was $0.72. Fortune Brands has publicly estimated that the pull-forward in demand represented 10-15 cents of EPS that was shifted from the third quarter into the second. On a year-to-date basis, EPS before charges/gains is up 24%.

“Fortune Brands third-quarter results were in line with our expectations and the company remains on track to deliver strong results for the full year,” said Bruce Carbonari, chairman and CEO of Fortune Brands. “Our results reflected the headwinds we publicly projected three months ago, including the acceleration of demand into the second quarter due to the expiration of the U.S. homebuyer tax credit and the timing of spirits orders, higher costs for raw materials, and the increased strategic investments we’re making for long-term profitable growth. These investments – which include support for new business we’ve recently won, new product innovations, long-term brand building and international growth initiatives – are already delivering results.

“Our brands continue to perform very well in the marketplace and are well positioned for the future. In Spirits, new products and successful strategic investments are fueling momentum in the U.S. as we see the positive impact of recent initiatives. We’re also making progress in challenging global markets and growing strongly in priority emerging markets. Even as the home products market has softened, we’re outperforming the market and also winning profitable new business in the cabinetry, faucet and garage organization categories that will enhance our prospects in 2011 and beyond. And in Golf, we’ve driven year-to-date growth in all product categories, we’re continuing to expand strongly in key Asian markets, and the fourth-quarter launch of the advanced-technology new Titleist 910 driver will build on a very successful year of new product introductions.”

For the third quarter of 2010:

  Net income was $102.6 million, or $0.66 per diluted share, compared to $0.82 per diluted share in the year-ago quarter.
    Comparisons were adversely impacted by net charges of $0.06 per diluted share in the current quarter and a net gain of $0.05 per diluted share in the year-ago quarter.
  Excluding charges and gains in both the current and prior-year periods, diluted EPS was $0.72, down 6% from $0.77 in the year-ago quarter.
  Net sales were $1.72 billion, up 0.2%.
    On a comparable basis – excluding excise taxes, foreign exchange and acquisitions/divestitures – total net sales would have been up 1%.
    Comparable net sales by business unit were: spirits up 2%; home & security up 1%; golf up 3%.
  Operating income was $176.8 million.
  Operating income before charges/gains was $206.4 million, down 3%.
  Return on equity before charges/gains was 8%.
  Return on invested capital before charges/gains was 6%.

Outlook for Strong Full-Year Results

“As we look ahead, we continue to expect that the economic recovery will be gradual and uneven, with the spirits and golf markets likely to grow in the low-single-digit range for the full year and the likelihood that our home products market will now be relatively flat,” Carbonari continued. “The proactive steps we took during the downturn and the investments we’re making at the front end of the recovery have put Fortune Brands in a very strong competitive position. Trusted brands combined with strong innovation, customer wins, strategic brand investments and global expansion initiatives are helping drive broad-based share gains. The leverage of our lower cost structures is helping the bottom line, and our sharp focus on cash is helping fortify our balance sheet.

“Fortune Brands remains on track to deliver strong earnings growth in 2010 and results within our full-year target range of $2.60-2.90 versus $2.43 in 2009. Factoring in previously discussed headwinds, including higher raw materials costs, our increased strategic investments, and comparisons to last year’s improving results, our results are tracking towards the middle of our target range. We believe we are well positioned to continue our momentum in the marketplace, leverage our lower cost structures, and deliver continued earnings growth and improving returns as the economy recovers,” Carbonari concluded.

The increase in Fortune Brands’ target for 2010 free cash flow – now in the range of $625-700 million – reflects improvements in the company’s working capital position and the timing of capital expenditures. The company’s target represents an earnings-to-free-cash conversion rate well in excess of 100%.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and security, and golf products. Beam Global Spirits & Wine, Inc. is the company's premium spirits business. Major spirits brands include Jim Beam and Maker's Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher's and Laphroaig Scotch, EFFEN vodka and DeKuyper cordials. The brands of Fortune Brands Home & Security LLC include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo storage and organization products. Acushnet Company's golf brands include Titleist and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions, including the U.S. housing and remodeling market; the impact of changes in U.S. government stimulus programs; competitive market pressures (including pricing pressures); customer defaults and related bad debt expense; consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; ability to attract and retain qualified personnel; weather; risks associated with doing business outside the United States, including currency exchange rate risks; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits; the status of the U.S. rum excise tax cover-over program; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results; interest rate fluctuations; volatility of financial and credit markets, which could affect access to capital for the company, its customers and consumers; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties described from time to time in the company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, comparable net sales, return on equity before charges/gains, return on invested capital before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS, INC.
CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change

Net Sales	$1,722.0	$1,717.9	0.2	$5,246.0	$4,897.6	7.1

Cost of goods sold	888.3	893.4	(0.6)	2,707.5	2,595.1	4.3

Excise taxes on spirits	128.3	125.3	2.4	382.7	350.0	9.3

Advertising, selling, general
and administrative expenses	497.2	484.7	2.6	1,511.6	1,422.2	6.3

Amortization of intangible assets	7.9	8.5	(7.1)	24.6	25.2	(2.4)

Restructuring charges	14.9	1.5	893.3	15.8	47.2	(66.5)

Loss/(Gain) on the sale of brands
and related assets	8.6	-	-	(2.9)	-	-

Operating Income	176.8	204.5	(13.5)	606.7	457.9	32.5

Interest expense	52.0	55.1	(5.6)	160.7	161.0	(0.2)

Other (income)/expense, net	(6.9)	(6.9)	-	(27.7)	7.2	(484.7)

Income before income taxes	131.7	156.3	(15.7)	473.7	289.7	63.5

Income taxes	27.0	31.1	(13.2)	65.2	55.0	18.5

Net Income	$104.7	$125.2	(16.4)	$408.5	$234.7	74.1

Less: Noncontrolling interests	2.1	1.1	90.9	6.3	3.4	85.3

Net Income attributable to Fortune Brands	$102.6	$124.1	(17.3)	$402.2	$231.3	73.9

Earnings Per Common Share, Basic:
Net Income attributable to Fortune Brands
common stockholders	$0.67	$0.82	(18.3)	$2.64	$1.54	71.4

Earnings Per Common Share, Diluted:
Net Income attributable to Fortune Brands
common stockholders	$0.66	$0.82	(19.5)	$2.61	$1.53	70.6

Avg. Common Shares Outstanding
Basic	152.6	150.3	1.5	152.2	150.2	1.3
Diluted	154.3	152.0	1.5	153.9	151.7	1.5

Actual Common Shares Outstanding
Basic				152.7	150.3	1.6
Diluted				154.5	152.0	1.6

FORTUNE BRANDS, INC.
(In millions, except per share amounts)
(Unaudited)

NET SALES AND OPERATING INCOME

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
Net Sales
Spirits	$643.1	$636.9	1.0	$1,847.7	$1,723.2	7.2
Home & Security	813.7	802.4	1.4	2,390.2	2,183.0	9.5
Golf	265.2	278.6	(4.8)	1,008.1	991.4	1.7
Total Net Sales	$1,722.0	$1,717.9	0.2	$5,246.0	$4,897.6	7.1

Operating Income/(Loss)
Spirits	$118.1	$145.4	(18.8)	$379.2	$414.3	(8.5)
Home & Security	73.6	70.8	4.0	178.6	51.9	244.1
Golf	5.5	9.7	(43.3)	115.3	62.3	85.1
Corporate expenses	(20.4)	(21.4)	4.7	(66.4)	(70.6)	5.9
Total Operating Income	$176.8	$204.5	(13.5)	$606.7	$457.9	32.5

Operating Income Before Charges/Gains (a)
Spirits	$145.8	$149.2	(2.3)	$411.6	$421.7	(2.4)
Home & Security	75.0	74.7	0.4	181.5	95.5	90.1
Golf	6.0	10.1	(40.6)	104.5	86.9	20.3
Less:
Corporate expenses	(20.4)	(21.4)	4.7	(66.4)	(66.9)	0.7

Operating Income Before Charges/Gains	206.4	212.6	(3.0)	631.2	537.2	17.5

Restructuring and other charges	(21.0)	(8.1)	(159.3)	(27.4)	(79.3)	65.4
(Loss)/Gain on sale of brands and related assets	(8.6)	-	-	2.9	-	-

Operating Income	$176.8	$204.5	(13.5)	$606.7	$457.9	32.5

(a) Operating Income Before Charges/Gains is Operating Income derived in accordance with GAAP excluding restructuring and other charges, and gains/losses on the sale of brands and related assets. Operating Income Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

FREE CASH FLOW
	Three Months Ended September 30,		Nine Months Ended September 30,		2010 Full Year
	2010	2009	2010	2009	Targeted Range

Free Cash Flow (b)	$289.8	$354.9	$513.2	$537.5	$625 - 700
Add:
Capital Expenditures	41.8	33.3	110.7	91.2	200 - 220
Less:
Proceeds from the sale of assets	43.7	5.9	134.8	14.4	130 - 140
Cash Flow From Operations	$287.9	$382.3	$489.1	$614.3	$695 - 780

(b) Free Cash Flow is Cash Flow from Operations less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment). Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

EPS BEFORE CHARGES/GAINS
EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding restructuring and other charges, and other select items.

For the third quarter of 2010, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $21.0 million ($5.6 million after tax or $0.04 per diluted share) of restructuring and other charges, a loss on the sale of brands and related assets of $8.6 million ($12.7 million after tax or $0.08 per diluted share related to the disposition of our German-market local brands and our Cobra golf product line) and income tax-related credits of $9.9 million ($0.06 per diluted share related to the resolution of routine foreign and US income tax audit examinations).

For the nine month period ended September 30, 2010, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $27.4 million ($9.7 million after tax or $0.07 per diluted share) of restructuring and other charges, a gain on the sale of brands and related assets of $2.9 million ($2.3 million loss after tax or $0.01 per diluted share related to the disposition of our German-market local brands and our Cobra golf product line) and income tax-related credits of $77.5 million ($0.50 per diluted share related to the resolution of routine foreign and US income tax audit examinations).

For the third quarter of 2009, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $8.1 million ($5.4 million after tax or $0.03 per diluted share) of restructuring and other charges and a gain of $12.5 million ($0.08 per diluted share) related to a dividend distribution from our Maxxium investment.

For the nine month period ended September 30, 2009, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $79.3 million ($49.8 million after tax or $0.32 per diluted share) of restructuring and other charges and a gain of $12.5 million ($0.08 per diluted share) related to a dividend distribution from our Maxxium investment.

For the twelve month period ended December 31, 2009, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $121.2 million ($71.7 million after tax or $0.47 per diluted share) of restructuring and other charges, asset impairment charges of $92.5 million ($66.8 million after tax or $0.44 per diluted share) and a gain of $12.5 million ($0.08 per diluted share) related to a dividend distribution from our Maxxium investment.

EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change

Earnings Per Common Share - Basic
Income before Charges/Gains	$0.73	$0.78	(6.4)	2.21	1.79	23.5

Maxxium distribution gain	-	0.08	(100.0)	-	0.08	(100.0)
Restructuring and other charges	(0.04)	(0.04)	-	(0.07)	(0.33)	78.8
Loss on sale of brands and related assets	(0.08)	-	(100.0)	(0.01)	-	(100.0)
Income tax-related credits	0.06	-	100.0	0.51	-	100.0

Net Income attributable to Fortune Brands	$0.67	$0.82	(18.3)	2.64	1.54	71.4

Earnings Per Common Share - Diluted

Income before Charges/Gains	$0.72	$0.77	(6.5)	2.19	1.77	23.7

Maxxium distribution gain	-	0.08	(100.0)	-	0.08	(100.0)
Restructuring and other charges	(0.04)	(0.03)	(33.3)	(0.07)	(0.32)	78.1
Loss on sale of brands and related assets	(0.08)	-	(100.0)	(0.01)	-	(100.0)
Income tax-related credits	0.06	-	100.0	0.50	-	100.0

Net Income attributable to Fortune Brands	$0.66	$0.82	(19.5)	2.61	1.53	70.6

	Twelve Months Ended
	December 31, 2009

Earnings Per Common Share - Diluted

Income before Charges/Gains	$2.43

Maxxium distribution gain	0.08

Asset impairment charges	(0.44)

Restructuring and other charges	(0.47)

Net Income	$1.60

RECONCILIATION OF FULL YEAR 2010 EARNINGS TARGET TO GAAP
For the full year, the company is currently targeting diluted EPS Before Charges/Gains to be in the range of $2.60 to $2.90 per share. On a GAAP basis, the company is currently targeting diluted EPS to be in the range of $3.00 to $3.30 per share.

EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding restructuring and other charges, and other select items.

EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

RESTRUCTURING AND OTHER CHARGES
The company recorded pre-tax restructuring and other charges of $21.0 million ($5.6 million after tax or $0.04 per diluted share) in the three-month period ended September 30, 2010. The majority of the charges were for organizational streamlining initiatives in our spirits business. Charges in other segments primarily pertain to previously initiated programs.
The company recorded pre-tax restructuring and other charges of $27.4 million ($9.7 million after tax or $0.07 per diluted share) in the nine-month period ended September 30, 2010. The majority of the charges were for organizational streamlining initiatives in our spirits business. Charges in other segments primarily pertain to previously initiated programs.

	Three Months Ended September 30, 2010
	(In millions, except per share amounts)
		Other Charges (a)
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$14.5	$1.0	$3.6	$19.1
Home & Security	0.1	(0.1)	1.4	1.4
Golf	0.3	(0.1)	0.3	0.5
Total	$14.9	$0.8	$5.3	$21.0

Income tax benefit				15.4
Net charge				$5.6
Charge per common share
Basic				$0.04
Diluted				$0.04

	Nine Months Ended September 30, 2010
	(In millions, except per share amounts)
		Other Charges (a)
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$14.3	$2.6	$6.9	$23.8
Home & Security	0.8	1.1	1.0	2.9
Golf	0.7	(0.4)	0.4	0.7
Total	$15.8	$3.3	$8.3	$27.4

Income tax benefit				17.7
Net charge				$9.7
Charge per common share
Basic				$0.07
Diluted				$0.07

(a) "Other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under U.S. GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities.

FORTUNE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	September 30,	September 30,
	2010	2009

Assets
Current assets
Cash and cash equivalents	$671.2	$260.1
Accounts receivable, net	920.3	969.0
Inventories	2,109.8	2,024.2
Other current assets	469.1	445.6
Total current assets	4,170.4	3,698.9

Property, plant and equipment, net	1,403.0	1,463.5
Intangibles resulting from
business acquisitions, net	6,653.0	6,867.3
Other assets	260.5	302.0
Total assets	$12,486.9	$12,331.7

Liabilities and Stockholders' Equity
Current liabilities
Short-term debt	$23.6	$36.4
Current portion of long-term debt	590.6	11.7
Accounts payable	491.4	417.9
Other current liabilities	915.1	922.2
Total current liabilities	2,020.7	1,388.2

Long-term debt	3,662.9	4,428.4
Other long-term liabilities	1,241.8	1,430.0
Total liabilities	6,925.4	7,246.6

Stockholders' equity	5,543.8	5,071.0
Noncontrolling interests	17.7	14.1
Total equity	5,561.5	5,085.1
Total liabilities and equity	$12,486.9	$12,331.7

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
Three Months Ended September 30, 2010
$ - millions, except per share amounts

		Charges/Gains included in GAAP Results
				Loss on sale
		Restructuring	Income	of brands	Maxxium	Before
	GAAP	and other	tax-related	and related	Distribution	charges/
	(unaudited)	charges	credits	assets	Gain	gains

	THIRD QUARTER

Net Sales	1,722.0	-	-	-	-

Cost of goods sold	888.3	(0.8)	-	-	-
Excise taxes	128.3	-	-	-	-
Advertising and SG&A	497.2	(5.3)	-	-	-
Amortization of intangibles	7.9	-	-	-	-
Restructuring expenses	14.9	(14.9)	-	-	-
Loss on sale of brands and related assets	8.6	-	-	(8.6)	-

Operating Income	176.8	21.0	-	8.6	-	206.4

Interest expense	52.0	-	-	-	-
Other income, net	(6.9)	-	6.3	-	-

Income before taxes	131.7	21.0	(6.3)	8.6	-	155.0

Income taxes	27.0	15.4	3.6	(4.1)	-

Net Income	104.7	5.6	(9.9)	12.7	-	113.1

Less: Noncontrolling interests	2.1	-	-	-	-

Net Income attributable to Fortune Brands	102.6	5.6	(9.9)	12.7	-	111.0

Average Diluted Shares Outstanding	154.3					154.3

Diluted EPS	0.66					0.72

2009

Net Sales	1,717.9	-	-	-	-

Cost of goods sold	893.4	(0.7)	-	-	-
Excise taxes	125.3	-	-	-	-
Advertising and SG&A	484.7	(5.9)	-	-	-
Amortization of intangibles	8.5	-	-	-	-
Restructuring expenses	1.5	(1.5)	-	-	-

Operating Income	204.5	8.1	-	-	-	212.6

Interest expense	55.1	-	-	-	-
Other expense, net	(6.9)	-	-	-	12.5

Income before taxes	156.3	8.1	-	-	(12.5)	151.9

Income taxes	31.1	2.7	-	-	-

Net Income	125.2	5.4	-	-	(12.5)	118.1

Less: Noncontrolling interests	1.1	-	-	-	-

Net Income attributable to Fortune Brands	124.1	5.4	-	-	(12.5)	117.0

Average Diluted Shares Outstanding	152.0					152.0

Diluted EPS	0.82					0.77

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
Nine Months Ended September 30, 2010
$ - millions, except per share amounts

		Charges/Gains included in GAAP Results
				Gain on sale
		Restructuring	Income	of brands	Maxxium	Before
	GAAP	and other	tax-related	and related	Distribution	charges/
	(unaudited)	charges	credits	assets	Gain	gains

	YEAR TO DATE

Net Sales	5,246.0	-	-	-	-

Cost of goods sold	2,707.5	(3.3)	-	-	-
Excise taxes	382.7	-	-	-	-
Advertising and SG&A	1,511.6	(8.3)	-	-	-
Amortization of intangibles	24.6	-	-	-	-
Restructuring expenses	15.8	(15.8)	-	-	-
Gain on sale of brands and related assets	(2.9)	-	-	2.9

Operating Income	606.7	27.4	-	(2.9)	-	631.2

Interest expense	160.7	-	-	-	-
Other income, net	(27.7)	-	31.9	-	-

Income before taxes	473.7	27.4	(31.9)	(2.9)	-	466.3

Income taxes	65.2	17.7	45.6	(5.2)	-

Net Income	408.5	9.7	(77.5)	2.3	-	343.0

Less: Noncontrolling interests	6.3	-	-	-	-

Net Income attributable
to Fortune Brands	402.2	9.7	(77.5)	2.3	-	336.7

Average Diluted Shares Outstanding	153.9					153.9

Diluted EPS	2.61					2.19

2009

Net Sales	4,897.6	-	-	-	-

Cost of goods sold	2,595.1	(25.5)	-	-	-
Excise taxes	350.0	-	-	-	-
Advertising and SG&A	1,422.2	(6.6)	-	-	-
Amortization of intangibles	25.2	-	-	-	-
Restructuring expenses	47.2	(47.2)	-	-	-

Operating Income	457.9	79.3	-	-	-	537.2

Interest expense	161.0	-	-	-	-
Other expense, net	7.2	-	-	-	12.5

Income before taxes	289.7	79.3	-	-	(12.5)	356.5

Income taxes	55.0	29.5	-	-	-

Net Income	234.7	49.8	-	-	(12.5)	272.0

Less: Noncontrolling interests	3.4	-	-	-	-

Net Income attributable
to Fortune Brands	231.3	49.8	-	-	(12.5)	268.6

Average Diluted Shares Outstanding	151.7					151.7

Diluted EPS	1.53					1.77

FORTUNE BRANDS, INC.
Reconciliation of ROE based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROE based on GAAP Net Income attributable to Fortune Brands
September 30, 2010
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income (excluding noncontrolling interests) Before Charges/Gains less Preferred Dividends		Average Stockholders' Equity, Non-GAAP		ROE based on Net Income attributable to Fortune Brands Before Charges/Gains

Fortune Brands	$ 443.7	/	$ 5,365.8	=	8.3%

	Rolling twelve months GAAP Net Income (excluding noncontrolling interests) less Preferred Dividends		Average Stockholders' Equity, GAAP		ROE based on GAAP Net Income attributable to Fortune Brands

Fortune Brands	$ 420.5	/	$ 5,219.0	=	8.1%

Return on Equity - or ROE - Before Charges/Gains is net income (excluding noncontrolling interests) less preferred dividends derived in accordance with GAAP excluding any restructuring and other charges, and other select items divided by the thirteen month average of GAAP common stockholders' equity (total stockholders' equity less preferred equity and non-controlling interests) excluding any restructuring and other charges and other select items.

FORTUNE BRANDS, INC.
Reconciliation of ROIC based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROIC based on GAAP Net Income attributable to Fortune Brands
September 30, 2010
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income (excluding noncontrolling interests) Before Charges/Gains plus after-tax Interest Expense		Average Invested Capital, Non-GAAP		ROIC based on Net Income attributable to Fortune Brands Before Charges/Gains

Fortune Brands	$ 582.1	/	$ 9,464.7	=	6.2%

	Rolling twelve months GAAP Net Income (excluding noncontrolling interests) plus after-tax Interest Expense		Average Invested Capital, GAAP		ROIC based on GAAP Net Income attributable to Fortune Brands

Fortune Brands	$ 558.9	/	$ 9,312.7	=	6.0%

Return on Invested Capital - or ROIC - Before Charges/Gains is net income (excluding noncontrolling interests) plus after-tax interest expense derived in accordance with GAAP excluding any restructuring and other charges, and other select items. divided by the thirteen month average of GAAP Invested Capital (net debt plus stockholders' equity less noncontrolling interests) excluding any restructuring and other charges, and other select items.

ROE Before Charges/Gains and ROIC Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
Reconciliation of Percentage Change in Comparable Net Sales to Percentage Change in GAAP Net Sales
For the Three Months Ended September 30, 2010
(Unaudited)

Three Months Ended September 30, 2010
Fortune Brands
Comparable Net Sales	1%
Excise Taxes	0%
Foreign currency exchange rates	0%
Divestitures	(1%)
Net Sales, GAAP basis	0%

Spirits
Comparable Net Sales	2%
Spirits excise taxes	0%
Foreign currency exchange rates	0%
Divestitures	(1%)
Net Sales, GAAP basis	1%

Home & Security
Comparable Net Sales	1%
Foreign currency exchange rates	0%
Net Sales, GAAP basis	1%

Golf
Comparable Net Sales	3%
Foreign currency exchange rates	1%
Divestitures	(9%)
Net Sales, GAAP basis	(5%)

Comparable Net Sales is Net Sales derived in accordance with GAAP excluding changes in foreign currency exchange rates, spirits excise taxes and the impact of acquisitions/divestitures. Comparable Net Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410